Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to use in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 No. 333-252810 of Rush Street Interactive, Inc. of our report dated May 7, 2021, relating to the consolidated financial statements of Rush Street Interactive, Inc. appearing in the entity’s Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Withum Smith+Brown, PC

Whippany, New Jersey

May 21, 2021